SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

July 2, 2002

The Standard Register Company

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	31-0455440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On July 2, 2002, The Standard Register Company issued a news release, a copy of which is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Exhibits
	99.1	News Release dated July 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANDARD REGISTER COMPANY

Date: July 2, 2002	By: /s/Kathryn A. Lamme
Vice President, General Counsel
& Secretary

Exhibit 99.1

Standard Register Announces a Change to its Board of Directors

Standard Register announces that Director Graeme G. Keeping has resigned from the Board of Directors effective immediately to devote his attention to his consulting business.

“We appreciate Graeme’s years of valuable service to the company and wish him well in his endeavors,” said Dennis Rediker, Standard Register president and chief executive officer.

The company will begin a search for a new director later this year.

Standard Register (NYSE:SR) is a leading provider of information solutions for financial services, healthcare, manufacturing and other markets.  Its offerings include secure documents and label solutions; fulfillment and consulting services; and e-business solutions.  As a strategic partner in migrating companies from paper-based to digital processes, Standard Register helps businesses reduce costs and increase revenue.  Founded in 1912, the Fortune 1000 company today employs about 6,000 people throughout the United States and serves companies in more than 40 countries through a network of international associate companies.  Standard Register’s annual revenues exceed $1 billion.  More information is available at www.standardregister.com.